Exhibit 99.1

Donald Livingstone, Professor at BYU’s Marriott School of Business, Joins Red Hat’s

Board of Directors

RALEIGH, N.C.—(BUSINESS WIRE)—September 25, 2009—Red Hat, Inc. (NYSE:RHT), the world’s leading provider of open source solutions, today announced that Donald H. Livingstone, a Teaching Professor in the Department of Finance at Brigham Young University’s Marriott School of Business, has joined Red Hat’s Board of Directors.

“I am pleased to welcome Don to our Board,” said James M. Whitehurst, Chief Executive Officer of Red Hat, “He brings a proven record of dedication and achievement in the field of Accounting and in his work with entrepreneurial business leaders. His experience and financial acumen will be key as we look to drive further growth in our business.”

Mr. Livingstone has been a teaching professor at Brigham Young University’s Marriott School of Business (the “Marriott School”) since 1994. In addition to his teaching duties, Mr. Livingstone served as director of the Center for Entrepreneurship at the Marriott School from 1995 until 2007. Mr. Livingstone took a leave of absence from the Marriott School from July 2007 until June 2009 to serve on a voluntary missionary assignment in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit partner in the San Francisco and Los Angeles offices.

About Red Hat, Inc.

Red Hat, the world’s leading open source solutions provider, is headquartered in Raleigh, NC with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for five consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to delays or reductions in information technology spending, the integration of acquisitions and the ability to market successfully acquired technologies and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; fluctuations in exchange rates; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

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